Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-228558) of Taiwan Liposome Company, Ltd. of our report dated March 10, 2020 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers, Taiwan
Taipei, Taiwan

Republic of China
March 10, 2020